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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY



                         CITIZENS COMMUNICATIONS COMPANY

                                 $1,750,000,000

                              6.375% NOTES DUE 2004
                              7.625% NOTES DUE 2008
                              9.00% NOTES DUE 2031



                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                   August 16, 2001
MORGAN STANLEY & CO. INCORPORATED
J.P. MORGAN SECURITIES INC.
   As Representatives of the several
   Initial Purchasers

Ladies and Gentlemen:



      Citizens Communications Company, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Initial Purchasers listed in Schedule I to the Purchase Agreement (the "INITIAL PURCHASERS"), upon the terms and subject to the conditions set forth in a purchase agreement dated August 13, 2001 between the Company and the Initial Purchasers (the "PURCHASE AGREEMENT"), $300,000,000 aggregate principal amount of its 6.375 % Notes Due 2004 (the "2004 NOTES"), $750,000,000 aggregate principal amount of its 7.625 % Notes Due 2008 (the "2008 Notes") and $700,000,000 aggregate principal amount of its 9.00 % Notes Due 2031 (the "2031 NOTES"; and together with the 2004 Notes and the 2008 Notes, the "NOTES"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.


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      As an inducement to the Initial Purchasers to enter into the Purchase
Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company agrees with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Notes, the Exchange Notes (as defined herein) and the Private Exchange Notes (as defined herein) (collectively, the "Holders"), as follows:

      1. REGISTERED EXCHANGE OFFER. The Company shall (i) prepare and, not later than 120 calendar days following the date of original issuance of the Notes (the "CLOSING DATE"), use its reasonable best efforts to file with the Commission a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate form under the Securities Act with respect to a proposed offer to the Holders of the Notes (the "REGISTERED EXCHANGE OFFER") to issue and deliver to such Holders, in exchange for the Notes, debt securities of the Company (the "EXCHANGE NOTES") that have the same aggregate principal amount as the tendered Notes and that are identical in all material respects to the tendered Notes, except for the transfer restrictions relating to the Notes and the registration rights pertaining thereto pursuant to this Exchange and Registration Rights Agreement, (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 180 calendar days after the Closing Date and the Registered Exchange Offer to be consummated no later than 210 calendar days after the Closing Date and
(iii) keep the Exchange Offer Registration Statement effective for not less than 30 calendar days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "EXCHANGE OFFER REGISTRATION PERIOD"). The Exchange Notes will be issued as separate series of debt securities under an indenture (the "INDENTURE") dated as of the date hereof, between the Company and The Chase Manhattan Bank, as trustee (the "TRUSTEE").

      Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder (a) is not an affiliate of the Company or a Participating Broker-Dealer (as defined herein) not complying with the requirements of the next sentence, (b) is not an Initial Purchaser holding Notes that have, or that are reasonably likely to have, the status of an unsold allotment in an initial distribution, (c) acquires the Exchange Notes in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) and to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Company, the Initial Purchasers and each Participating Broker-Dealer acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, each Holder that is a broker-dealer electing to


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exchange Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes (a "PARTICIPATING BROKER-DEALER"), is required to deliver a prospectus containing substantially the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Participating Broker-Dealer pursuant to the Registered Exchange Offer.

      If, prior to the consummation of the Registered Exchange Offer, any Holder holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or any Holder is not entitled to participate in the Registered Exchange Offer, the Company shall, upon the request of any such Holder, simultaneously with the delivery of the Exchange Notes in the Registered Exchange Offer, issue and deliver to any such Holder, in exchange for the Notes held by such Holder (the "PRIVATE EXCHANGE"), a like aggregate principal amount of debt securities of the Company (the "PRIVATE EXCHANGE NOTES") that are identical in all material respects to the Exchange Notes, except for the transfer restrictions relating to such Private Exchange Notes. The Private Exchange Notes will be issued under the same indenture as the Exchange Notes, and the Company shall use its reasonable best efforts to cause the Private Exchange Notes to bear the same CUSIP number as the Exchange Notes.

      In connection with the Registered Exchange Offer, the Company shall:

            (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (b) keep the Registered Exchange Offer open for not less than 30 calendar days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders;

            (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

            (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

            (e) otherwise comply in all respects with all laws that are applicable to the Registered Exchange Offer.

      As soon as practicable after the close of the Registered Exchange Offer and any Private Exchange, as the case may be, the Company shall:


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            (a) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

            (b) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

            (c) cause the Trustee promptly to authenticate and deliver to each Holder, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

      The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by a Participating Broker-Dealer, such period shall be the lesser of 180 calendar days and the date on which all Participating Broker-Dealers have sold all Exchange Notes held by them and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 180 calendar days after the consummation of the Registered Exchange Offer.

      The Indenture shall provide that the Notes, the Exchange Notes and the Private Exchange Notes of a specified maturity shall vote and consent together on all matters as one class where a class vote is required and that none of the Notes, the Exchange Notes or the Private Exchange Notes of a specified maturity will have the right to vote or consent as a separate class on any matter.

      Interest on each Exchange Note and Private Exchange Note issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issuance of such Notes.

      Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act and
(iii) such Holder is not an affiliate of the Company or, if it is such an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.


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      Notwithstanding any other provisions hereof, the Company will ensure that
(i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) each of the Exchange Act Documents complied when filed or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (iii) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Exchange Offer Registration Statement (other than the financial statements contained in the Current Reports on Form 8-K filed on August 10, 2001, May 7, 2001, February 13, 2001 and November 14, 2000 (exclusive of the pro forma financial information contained therein) (the "EXCLUDED INFORMATION") as to which the Company makes no representation) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements in such documents, in light of the circumstances in which they were made, not misleading, and any further documents so filed and incorporated by reference in the Exchange Offer Registration Statement and any prospectus forming a part thereof, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Exchange Offer Registration Statement and any prospectus forming a part thereof, in light of the circumstances under which they were made, not misleading, (iv) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (v) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not, as of the consummation of the Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      2. SHELF REGISTRATION. If (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company is not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, or
(ii) any law or applicable interpretations thereof by the Commission's staff do not permit any Holder to participate in the Registered Exchange Offer, or (iii) the Registered Exchange Offer is not consummated within 210 calendar days after the Closing Date, or (iv) within 20 days of being accepted in the Registered Exchange Offer, any Notes validly tendered are not exchanged for Exchange Notes, or (v) within 20 days of being accepted in the Private Exchange, any Notes validly tendered are not exchanged for Private Exchange Notes or (vi) within 90 days after the consummation of the Registered Exchange Offer any Initial Purchaser so requests with respect to Notes or Private Exchange Notes not eligible to be


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exchanged for Exchange Notes in the Registered Exchange Offer and held by it following the consummation of the Registered Exchange Offer, or (vii) any Holder that participates in the Registered Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Notes (other than due solely to such Holder being an affiliate of the Company or a Participating Broker-Dealer and not complying with the prospectus delivery requirements of the second paragraph of Section 1 above), or (viii) the Company so elects, then the following provisions shall apply:

      (a) The Company shall use its reasonable best efforts to file as promptly as practicable (but in no event more than 60 calendar days after so required or requested pursuant to this Section 2) (the "SHELF FILING DATE") with the Commission, and thereafter shall use its reasonable best efforts to cause to be declared effective, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (hereafter, a "SHELF REGISTRATION STATEMENT" and, together with any Exchange Offer Registration Statement, a "REGISTRATION STATEMENT").

      (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Transfer Restricted Notes for a period ending on the earlier of (i) two years from the Closing Date or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto and
(ii) the date on which the Notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Notes covered thereby not being able to offer and sell such Transfer Restricted Notes during that period, unless such action is required by applicable law.

      (c) Notwithstanding any other provisions hereof, the Company will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "HOLDERS' INFORMATION") and except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein) does not contain an untrue statement of a material fact or omit to state a material fact


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required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      3. LIQUIDATED DAMAGES.

      (a) The parties hereto agree that the Holders of Transfer Restricted Notes will suffer damages if the Company fails to fulfill its obligations under
Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, if (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to 120 calendar days after the Closing Date or the Shelf Registration Statement is not filed with the Commission on or before the Shelf Filing Date, or (ii) the Exchange Offer Registration Statement is not declared effective within 180 calendar days after the Closing Date, or (iii) the Registered Exchange Offer and/or the Private Exchange, as applicable, is not consummated on or prior to 210 calendar days after the Closing Date, or (iv) the Shelf Registration Statement is not declared effective within 60 days after the Shelf Filing Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later, within 90 calendar days after publication of the change in law or interpretation) (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company will be obligated to pay a special interest premium (the "SPECIAL INTEREST PREMIUM") as liquidated damages to each Holder of Transfer Restricted Notes, during the period of one or more such Registration Defaults, in an amount equal to 0.25% per annum on the principal amount of Transfer Restricted Notes held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective or (iv) the Shelf Registration Statement again becomes effective, as the case may be; PROVIDED, HOWEVER, that the aggregate amount of Special Interest Premium payable in respect of any Note pursuant this Section 3(a) shall not exceed 0.25% per annum and provided, further, that the accrual of Special Interest Premium on any Note will cease immediately upon the cure of all Registration Defaults. As used herein, the term "TRANSFER RESTRICTED NOTES" means (i) each Note until the date on which such Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) each Note or Private Exchange Note until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Note or Private Exchange Note until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in


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this Section 3(a), the Company shall not be required to pay liquidated damages to a Holder of Transfer Restricted Notes if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(n).

      (b) Notwithstanding paragraph (a) of this Section 3, if the Board of Directors of the Company determines in good faith that it is in the best interest of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or its subsidiaries and the Company notifies the Holders within two Business Days after such determination is made, the Company may suspend the effectiveness of the Shelf Registration Statement as a result of such nondisclosure for up to 30 consecutive days in any 90-day period for a total of not more than 60 days in any calendar year, without paying Liquidated Damages.

      (c) The Company shall notify the Trustee and the Paying Agent under the Indenture immediately upon the happening of each and every Registration Default. The Company shall pay the liquidated damages due on the Transfer Restricted Notes by depositing with the Paying Agent, in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Notes, sums sufficient to pay the liquidated damages then due. The liquidated damages due shall be payable on each interest payment date specified by the Indenture and the Notes to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay liquidated damages shall be deemed to accrue from and including the date of the applicable Registration Default.

      (d) The parties hereto agree that the liquidated damages provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by Holders of Transfer Restricted Notes by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement to be filed, (ii) the Shelf Registration Statement to remain effective or (iii) the Exchange Offer Registration Statement to be declared effective and the Registered Exchange Offer to be consummated, in each case to the extent required by this Agreement.

      4. REGISTRATION PROCEDURES. In connection with any Registration Statement, the following provisions shall apply:

      (a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as any Initial Purchaser may reasonably propose; (ii) include the information set forth in Annex A hereto on


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the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the
"Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and (iii) if requested by any Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

      (b) The Company shall advise each Initial Purchaser, each Participating Broker-Dealer and the Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses
(ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

            (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

            (ii) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

            (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

            (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes, the Exchange Notes or the Private Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (v) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (c) The Company will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

      (d) The Company will furnish to each Holder of Transfer Restricted Notes included within the coverage of any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules


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and, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

      (e) The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Notes included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offer and sale of the Transfer Restricted Notes covered by such prospectus or any amendment or supplement thereto.

      (f) The Company will furnish to each Initial Purchaser and each Participating Broker-Dealer, and to any other Holder who so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any Initial Purchaser or Participating Broker-Dealer or any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

      (g) The Company will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to each Initial Purchaser, each Participating Broker-Dealer and such other persons that are required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement or the Shelf Registration Statement and any amendment or supplement thereto as such Initial Purchaser, Participating Broker-Dealer or other persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by any such Initial Purchaser, Participating Broker-Dealer or other persons, as applicable, as aforesaid.

      (h) Prior to the effective date of any Registration Statement, the Company will use its reasonable best efforts to register or qualify, or cooperate with the Holders of Notes, Exchange Notes or Private Exchange Notes included therein and their respective counsel in connection with the registration or qualification of, such Notes, Exchange Notes or Private Exchange Notes for offer and sale under the Notes or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes, Exchange Notes or Private Exchange Notes covered by such Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would


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subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

      (i) The Company will cooperate with the Holders of Notes, Exchange Notes or Private Exchange Notes to facilitate the timely preparation and delivery of certificates representing Notes, Exchange Notes or Private Exchange Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing prior to sales of Notes, Exchange Notes or Private Exchange Notes pursuant to such Registration Statement.

      (j) If any event contemplated by Section 4(b)(ii) through (v) occurs during the period for which the Company is required to maintain an effective Registration Statement, the Company will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Notes, Exchange Notes or Private Exchange Notes from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (k) Not later than the effective date of the applicable Registration Statement, the Company will provide CUSIP numbers for the Notes, the Exchange Notes and the Private Exchange Notes, as the case may be, and provide the Trustee with printed certificates for the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

      (l) The Company will comply with all applicable rules and regulations of the Commission and will make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided that in no event shall such earning statement be delivered later than 45 calendar days after the end of a 12-month period (or 90 calendar days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statement shall cover such 12-month period.

      (m) The Company will cause the Indenture to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

      (n) The Company may require each Holder of Transfer Restricted Notes to be registered pursuant to any Shelf Registration Statement to furnish to the Company such information concerning the Holder and the distribution of such


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Transfer Restricted Notes as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and the Company may exclude from such registration the Transfer Restricted Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.

      (o) In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Notes to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Notes that, upon receipt of any notice from the Company pursuant to Section 4(b)(ii) through (v), such Holder will discontinue disposition of such Transfer Restricted Notes until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) or until advised in writing (the "ADVICE") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under
Section 4(b)(ii) through (v) during the period that the Company is required to maintain an effective Registration Statement (the "EFFECTIVENESS PERIOD"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Notes covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

      (p) In the case of a Shelf Registration Statement, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Notes, Exchange Notes and Private Exchange Notes being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Notes, Exchange Notes or Private Exchange Notes pursuant to such Shelf Registration Statement.

      (q) In the case of a Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Notes, Exchange Notes and Private Exchange Notes being sold and any underwriter participating in any disposition of Notes, Exchange Notes or Private Exchange Notes pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an "INSPECTOR") in connection with such Shelf Registration Statement.


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      (r) In the case of a Shelf Registration Statement, the Company shall, if requested by Holders of a majority in aggregate principal amount of the Notes, Exchange Notes and Private Exchange Notes being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Notes, Exchange Notes or Private Exchange Notes, as applicable, in customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount of the Notes, Exchange Notes and Private Exchange Notes being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

      5. REGISTRATION EXPENSES. The Company will bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2, 3 and 4 and the Company will reimburse the Initial Purchasers and the Holders for the reasonable fees and disbursements of one firm of attorneys (in addition to any local counsel) chosen by the Holders of a majority in aggregate principal amount of the Notes, the Exchange Notes and the Private Exchange Notes to be sold pursuant to each Registration Statement (the "SPECIAL COUNSEL") acting for the Initial Purchasers or Holders in connection therewith.

      6. INDEMNIFICATION AND CONTRIBUTION. In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by an Initial Purchaser or Participating Broker-Dealer, as applicable, the Company shall indemnify and hold harmless each Holder (including, without limitation, any such Initial Purchaser or Participating Broker-Dealer) and each person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 6 as a Holder) from and against any and legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by
(i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein.

      In the event of a Shelf Registration statement, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement thereto and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company by such Holder in writing expressly for use in any such Registration Statement and any prospectus or any amendments or supplements thereto.

      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the indemnified parties, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company from the offering and sale of the Notes, on the one hand, and a Holder with respect to the sale by such Holder of Notes, Exchange Notes or Private Exchange Notes, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and such Holder on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and a Holder on the other hand in connection with such offering and such sale shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes (before deducting expenses) received by or on behalf of the Company as set forth in Section 1 of the Purchase Agreement, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Notes, Exchange Notes or Private Exchange Notes, on the other. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or to any Holders' Information supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 6 were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purposes) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this Section 6 shall be deemed to include, subject to the limitations set forth above, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, an indemnifying party that is a Holder of Notes, Exchange Notes or Private Exchange Notes shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes, Exchange Notes or Private Exchange Notes sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to any indemnified party at law or in equity.

      The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Notes, Exchange Notes or Private Exchange Notes.

      7. RULES 144 AND 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Transfer Restricted Notes, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Transfer Restricted Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

      8. UNDERWRITTEN REGISTRATIONS. If any of the Transfer Restricted Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

      No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

      9. MISCELLANEOUS. (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the Notes, the Exchange Notes and the Private Exchange Notes, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes, Exchange Notes or Private Exchange Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Notes, the Exchange Notes and the Private Exchange Notes being sold by such Holders pursuant to such Registration Statement.

      (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

                  (i) if to a Holder, at the most current address given by such
            Holder to the Company in accordance with the provisions of this
            Section 9(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

                  (ii) if to the Representatives on behalf of the Initial
            Purchasers, initially at its address set forth in the Purchase Agreement; and

                  (iii) if to the Company, initially at the address of the
            Company set forth in the Purchase Agreement.

      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

      (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns.

      (d) COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      (e) DEFINITION OF TERMS. For purposes of this Agreement, (a) the term "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "SUBSIDIARY" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "AFFILIATE" has the meaning set forth in Rule 405 under the Securities Act.

      (f) HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (h) REMEDIES. In the event of a breach by the Company or by any Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Sections 1 or 2 hereof for which liquidated damages have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

      (i) NO INCONSISTENT AGREEMENTS. The Company represents, warrants and agrees that (i) it has not entered into, shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Notes, it shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

      (j) NO PIGGYBACK ON REGISTRATIONS. Neither the Company nor any of its security holders (other than the Holders of Transfer Restricted Notes in such capacity) shall have the right to include any securities of the Company in any

Shelf Registration or Registered Exchange Offer other than Transfer Restricted Notes.

      (k) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.

                                    Very truly yours,

                             CITIZENS COMMUNICATIONS COMPANY


                                    By: /s/ Donald B. Armour
                                        ----------------------------------
                                    Name:  Donald B. Armour
                                    Title: Vice President
                                           Finance and Treasurer


Accepted:


MORGAN STANLEY & CO. INCORPORATED


Acting severally on behalf of themselves and the several Initial Purchasers

By:   MORGAN STANLEY & CO. INCORPORATED



By:  /s/ Michael Fusco
     -------------------------------
     Name:  Michael Fusco
     Title: Principal
            Financial Services Group


J.P. MORGAN SECURITIES INC.

Acting severally on behalf of themselves and the several Initial Purchasers

By:   J.P. MORGAN SECURITIES INC.



By:  /s/ Rob Nordlinger
     -------------------------------
     Name:  Rob Nordlinger
     Title: Vice President

                                                                        ANNEX A



      Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                                                         ANNEX B



      Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

                                                                         ANNEX C



                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______________, 200_, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

      The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                                                         ANNEX D




      o CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

            Name:
            Address:





If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.